Exhibit 2.1.2

“UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 19, 2007.”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL APRIL 19, 2007.”

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

Issue Date: December 18, 2006
Expiry Date: December 18, 2008
Hold Period Expiry: April 19, 2007

WARRANT CERTIFICATE

AUSTRAL PACIFIC ENERGY LTD.
(incorporated under laws of the British Columbia, Canada)
Level 3, 40 Johnston Street
Wellington 6011 New Zealand
Telephone: 64 44 76 2717 Fax: 64 44 76 0120

THE RIGHT TO PURCHASE COMMON SHARES UNDER THIS WARRANT CERTIFICATE EXPIRES AT 5:00 P.M. (WELLINGTON, NEW ZEALAND TIME) ON THE EXPIRY DATE.

ANY SHARES ACQUIRED BY EXERCISE PRIOR TO THE HOLD PERIOD EXPIRY WILL BE SUBJECT TO RESALE RESTRICTIONS UNTIL THAT DATE AND WILL BEAR A LEGEND TO THIS EFFECT.

2,500,000 Common Share Purchase Warrants

THIS IS TO CERTIFY THAT, for value received,

INVESTEC BANK (AUSTRALIA) LIMITED
Level 31, The Chifley Tower
2 Chiefly Square
Sydney, NSW 2000

or his/her/its lawful assignee (hereinafter called the “Holder”) is entitled to subscribe for and purchase up to 2,500,000 fully paid and non-assessable common shares without par value in the capital of AUSTRAL PACIFIC ENERGY LTD. (hereinafter called the “Issuer”) at any time on or before 5:00 p.m. (the “Expiry Time”) on the Expiry Date, at a price of USD$ ¿ during the 24 months following the Issue Date (the “Exercise Price”), subject, however, to accelerated expiry and other provisions and upon the Terms and Conditions attached hereto as Schedule “A”.

The rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part (but not as to a fraction of a share) by surrender of this Warrant Certificate (properly endorsed if required) to the Issuer at its business office, Level 3, 40 Johnston Street, Wellington 6011, New Zealand, Attention: the Secretary, together with cash, a money order, a certified cheque or bank draft payable to or to the order of the Issuer in payment of the purchase price of the number of shares subscribed for.

IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be executed by its duly authorized officer effective the Issue Date.

AUSTRAL PACIFIC ENERGY LTD.

Per:
Authorized Signatory

SCHEDULE “A”

TERMS AND CONDITIONS
ATTACHED TO WARRANT CERTIFICATE ISSUED BY
AUSTRAL PACIFIC ENERGY LTD.
(the “Issuer”)

Each common share purchase warrant of the Issuer, whether single or part of a series, is subject to these Terms and Conditions as they were at the date of issue of such common share purchase warrant.

ARTICLE 1
INTERPRETATION

Definitions

1.1 In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a) “Expiry Date” means the date described as such on the face page of the Warrant Certificate, subject to the provisions of §;

(b) “Expiry Time” means 5:00 p.m. Wellington, New Zealand time on the Expiry Date;

(c) “Holder” means the registered owner of the Warrant;

(d) “Issuer” includes a successor corporation;

(e) “Issuer’s auditor” means the accountant duly appointed as auditor of the Issuer;

(f) “Person” means an individual, corporation, partnership, trustee or any unincorporated organization, and words importing persons have a similar meaning;

(g) “Shares” or “shares” means common shares in the capital of the Issuer as constituted as of the Issue Date and any shares resulting from any event referred to in §4.7;

(h) “Warrant” means a common share purchase warrant as evidenced by the Warrant Certificate to which these Warrant Terms are appended, each of which Warrant entitles the holder to purchase one (1) Share of the Issuer (subject to adjustment) on or before the Expiry Time at the Exercise Price set forth on the Warrant Certificate, subject to these Warrant Terms;

(i) “Warrant Holder” or “Holder” means the recorded holder of a Warrant;

(j) “Warrant Holder’s Request” means an instrument signed in one or more counterparts by Warrant Holders entitled to purchase in the aggregate not less than twenty-five percent of the number of Shares which could be purchased pursuant to all the Warrants outstanding of the same issue for the time being, requesting the Issuer to take some action or proceeding as specified therein;

(k) “Warrant Terms” means the terms and conditions pertaining to the Warrants as set forth in this Schedule “A”; and

(l) words importing the singular number include the plural and vice versa, and words importing the masculine gender include feminine and neuter genders.

Interpretation Not Affected By Headings

1.2 The division of the Warrant Terms into articles and sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

Applicable Law

1.3 The Warrants shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto and shall be treated in all respects as legal contracts under the laws of British Columbia.

ARTICLE 2
ISSUE OF WARRANTS

Additional Warrants

2.1 The Issuer may at any time and from time to time issue warrants or grant options or similar rights to purchase shares of its capital stock without affecting the terms hereof.

Issue In Substitution For Lost Warrants

2.2

(a) In case a Warrant Certificate shall become mutilated, lost, destroyed or stolen, the Issuer in its discretion may issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrant Certificates of the same issue.

(b) The applicant for the issue of a new Warrant Certificate pursuant hereto shall bear the cost of the issue thereof and in the case of loss, destruction or theft furnish to the Issuer such evidence of ownership, and of loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Issuer in its discretion; and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Issuer in its discretion and shall pay the reasonable charges of the Issuer in connection therewith.

Warrant Holder Not A Shareholder

2.3 The holding of a Warrant shall not constitute the Holder a shareholder of the Issuer, nor entitle the Holder to any right or interest in respect thereof, except as in the Warrant Certificate expressly provided.

ARTICLE 3
OWNERSHIP AND TRANSFER

Exchange Of Warrants

3.1

(a) A Warrant Certificate in any authorized denomination may, upon compliance with the reasonable requirements of the Issuer, be exchanged for a Warrant Certificate(s) in any other authorized denomination of the same issue entitling the Holder to purchase an equal aggregate number of Shares at the Exercise Price and on the same terms as the Warrant Certificate so exchanged.

(b) Warrants may be exchanged only upon application to the Issuer and surrender of the Warrant Certificate. Any Warrants tendered for exchange shall be surrendered to the Issuer and cancelled.

Charges For Exchange

3.2 On exchange of Warrants, the Issuer, except as otherwise herein provided, may charge a fee for each new Warrant Certificate issued, and payment of any transfer taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange.

Ownership And Transfer Of Warrants

3.3 The Issuer may deem and treat the Holder of a Warrant as the absolute owner of such Warrant for all purposes and shall not be affected by any notice or knowledge to the contrary. The Issuer shall not be bound to enquire into the title of any Holder. Warrants shall be transferable and shall pass by execution and delivery to the Issuer of a transfer form in the form of Appendix C hereto but subject to evidence satisfactory to the Issuer of compliance with applicable securities legislation.

Transfer Restriction for US Persons

3.4 These Warrants and the common shares issued upon exercise of these Warrants (the “Warrant Shares”) are “restricted securities”, as defined in Rule 144 of the United States Securities Act of 1933 (the “U.S. Securities Act”), and may only be transferred pursuant to an effective registration statement under the U.S. Securities Act, pursuant to a transaction outside of the United States in accordance with Rule 904 of Regulation S of the U.S. Securities Act or pursuant to a transaction that is exempt from the registration requirements of the U.S. Securities Act.

Notice To Warrant Holder

3.5 Unless herein otherwise expressly provided, any notice to be given hereunder to a Warrant Holder shall be deemed to be validly given, if mailed to the address of the Warrant Holder as set out on the Warrant Certificate. Any notice so given shall be deemed to have been received five days from the date of mailing.

ARTICLE 4
EXPIRY DATE AND EXERCISE OF WARRANTS

Method Of Exercise Of Warrants

4.1 The right to purchase Shares conferred by a Warrant may be exercised by the Holder surrendering the Warrant Certificate, with a duly completed and executed subscription in the form attached hereto as Appendix B by cash, certified cheque, bank draft or money order payable to, or to the order of the Issuer at par in Wellington, New Zealand, for the Exercise Price applicable at the time of surrender in respect of the Shares subscribed for in lawful money of the United States to the Issuer at its principal office as indicated on the face page of the Warrant.

Effect Of Exercise Of Warrants

4.2

(a) Upon surrender and payment as aforesaid, the Shares so subscribed for shall be deemed to have been issued, and such person shall be deemed to have become the holder of such Shares on the date of such surrender and payment, and such Shares shall be issued at the Exercise Price in effect on the date of such surrender and payment.

(b) Within five business days after surrender and payment as aforesaid, the Issuer shall forthwith cause to be delivered to the person in whose name the Shares so subscribed for are to be issued as specified in such subscription a certificate for the appropriate number of Shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant Certificate surrendered.

Subscription For Less Than Entitlement

4.3 A Holder may subscribe for and purchase a number of Shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to a Warrant Certificate, the Holder, upon exercise thereof, shall in addition be entitled to receive a new Warrant Certificate in respect of the balance of the Shares which he was entitled to purchase pursuant to the surrendered Warrant Certificate and which were not then purchased.

Warrants For Fractions Of Shares

4.4 To the extent that a Holder is entitled to receive on the exercise or partial exercise of Warrants a fraction of a Share, such right may be exercised in respect of such fraction only in combination with another Warrant which in the aggregate entitle the Holder to receive a whole number of Shares.

Expiration Of Warrants

4.5 After the expiration of the period within which a Warrant is exercisable all rights thereunder shall wholly cease and terminate, and such Warrant shall be void and of no effect.

Exercise Price

4.6 The Exercise Price shall be subject to adjustment in the events and in the manner described herein.

Adjustments

4.7 From and after the date hereof, the Exercise Price and the number of Shares deliverable upon the exercise of the Warrants will be subject to adjustment as follows:

(a) In case of any reclassification of the Shares or change of the Shares into other shares, or in case of the consolidation, merger, reorganization or amalgamation of the Issuer with or into any other company or entity which results in any reclassification of the Shares or a change of the Shares into other shares, or in case of any transfer of the undertaking or assets of the Issuer as an entirety or substantially as an entirety to another person (any such event, a “Reclassification of Shares”), at any time prior to the Expiry Time, the Holder shall, after the effective date of such Reclassification of Shares and upon exercise of the right to purchase Shares hereunder, be entitled to receive, and shall accept, in lieu of the number of Shares to which the Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such Reclassification of Shares if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which the Holder was theretofore entitled upon such exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this section with respect to the rights and interests thereafter of the Holder in order that the provisions set forth in this section shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby.

(b)	If and whenever at any time prior to the Expiry Time the Issuer shall:

(i) subdivide or change the Shares into a greater number of shares;

(ii) consolidate, reduce or combine the Shares into a lesser number of shares; or

(iii) issue Shares or Convertible Securities (such term as defined below in §(g)) to all or substantially all of the holders of Shares by way of a stock dividend or other distribution on the Shares payable in Shares or Convertible Securities;

(any such event, a “Capital Reorganization”), the Exercise Price shall, on the effective date, in the case of a subdivision or consolidation, or on the record date, in the case of a stock dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which shall be the number of Shares outstanding immediately before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of Shares outstanding immediately after giving effect to such Capital Reorganization. The number of Shares outstanding shall include the deemed conversion into or exchange for Shares of any Convertible Securities distributed by way of stock dividend or other such distribution. Such adjustment shall be made successively whenever any Capital Reorganization shall occur.

(c) Any issue of Shares or Convertible Securities by way of a stock dividend or other such distribution shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Shares under §(d) and §(e).

(d) If and whenever at any time prior to the Expiry Time, the Issuer shall fix a record date for the issuance of rights, options or warrants (other than the Warrants evidenced hereby) to all or substantially all the holders of Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the Fair Market Value (as defined below) of the Shares on such record date (any such event, a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i) the numerator of which shall be the aggregate of: (A) the number of Shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Fair Market Value of the Shares on the record date: (1) the amount obtained by multiplying the number of Shares which the holders of Shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of Shares which the holders of Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

(ii) the denominator of which shall be the aggregate of: (A) the number of Shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of Shares which the holders of Shares are entitled to subscribe for or purchase; or (2) the maximum number of Shares which the holders of Shares are entitled to receive on the conversion or exchange of the Convertible Securities.

Any Shares owned by or held for the account of the Issuer shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(e) If and whenever at any time prior to the Expiry Time, the Issuer shall fix a record date for the distribution to all or substantially all the holders of Shares of:

(i)	shares of any class, whether of the Issuer or any other company;

(ii)	rights, options or warrants;

(iii)	evidences of indebtedness; or

(iv)	other assets or property;

and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of Shares to subscribe for or purchase Shares or Convertible Securities for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Fair Market Value of the Shares on such record date (any such non-excluded event, a “Special Distribution”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (A) the numerator of which shall be the amount by which (1) the amount obtained by multiplying the number of Shares outstanding on such record date by the Fair Market Value of the Shares on such record date, exceeds (2) the aggregate fair market value (as determined by the external auditors of the Issuer, which determination shall be conclusive) to the holders of such Shares of such Special Distribution; and (B) the denominator of which shall be the total number of Shares outstanding on such record date multiplied by such Fair Market Value.

Any Shares owned by or held for the account of the Issuer shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(f) On an adjustment of the Exercise Price pursuant to §(b), §(d) or §(e), the number of Shares purchasable on exercise of the Warrants will be adjusted, effective at the same time as the adjustment of the Exercise Price, by multiplying the number of Shares so purchasable immediately before the adjustment of the Exercise Price by a fraction which is the reciprocal of the fraction used in the adjustment of the Exercise Price. To the extent that the Exercise Price is readjusted pursuant to §(d) or §(e), the number of Shares purchasable on exercise of the Warrant will be readjusted contemporaneously.

(g) For the purpose of this Warrant, “Convertible Security” means a security convertible into or exchangeable for a Share.

(h) No adjustment pursuant to this Warrant Certificate shall be made in respect of dividends (payable in cash or Shares) declared payable on the Shares in any fiscal year of the Issuer to the extent that the aggregate value of such dividends, when aggregated with the aggregate value of any dividends previously declared payable on the Shares in such fiscal year, do not exceed 50% of the aggregate consolidated net income of the Issuer, before extraordinary items, for its immediately preceding fiscal year.

(i) In any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Issuer may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of the Warrants evidenced hereby after such record date and before the occurrence of such event, the additional Shares or securities or other property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Issuer shall deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Shares or securities or other property upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on any such additional Shares or securities or other property on and after such exercise.

(j) The adjustments provided for in this Warrant Certificate are cumulative, shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and shall apply (without duplication) to successive Reclassifications of Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding Shares); provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(k) No adjustment in the number of Shares which may be purchased upon exercise of the Warrants evidenced hereby or in the Exercise Price shall be made pursuant to this Warrant Certificate if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants evidenced hereby for Shares prior to the effective date or record date of such event.

(l) In the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question shall conclusively be determined by a firm of chartered accountants appointed by the Issuer and acceptable to the Holder (who may be the Issuer’s auditors). Such accountants shall have access to all necessary records of the Issuer and such determination shall be binding upon the Issuer and the Holder.

(m) As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to the Warrant, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Issuer shall take all corporate action which may, in the opinion of external counsel, be necessary in order that the Issuer has reserved and there will remain unissued out of its authorized capital a sufficient number of Shares for issuance upon the exercise of the Warrants evidenced hereby, and that the Issuer may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(n) At least 21 days’ prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Issuer shall give notice to the Holder of the particulars of such event and the required adjustment.

4.8 For the purpose of any computation under these Warrant Terms, the “Fair Market Value” of the Shares at any date shall be determined as the weighted average closing price per Share of the Issuer for the 20 consecutive trading days immediately before such date on the principal stock exchange or over-the-counter market as the Shares of the Issuer may then be listed or quoted (as the case may be), or, if the shares in respect of which a determination of Fair Market Value is being made are not listed on any stock exchange or quoted for trading by a recognized over-the-counter market, the Fair Market Value shall be determined by an independent brokerage or accounting firm selected by the Issuer and acceptable to the Holder.

Hold Period

4.9 The Shares received by the Warrant Holder upon the exercise of the Warrants shall be subject to a hold period referred to on the Warrant Certificate.

Restrictive Legend for U.S. Persons

4.10 If the company has reason to believe the holder of this Warrant is a resident of the United States, a U.S. Person, as defined in Regulation S of the U.S. Securities Act, or is otherwise subject to the securities laws of the United States, any certificates representing Warrant Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A “FOREIGN ISSUER”, AT THE TIME OF SALE AND THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATIONS S, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE TRANSFER AGENT FOR THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”

ARTICLE 5
COVENANTS BY THE ISSUER

Covenants

5.1 The Issuer covenants with the Holder that so long as any Warrants remain outstanding:

(a) it will reserve and keep available a sufficient number of Shares for the purpose of enabling it to satisfy its obligations to issue Shares upon the exercise of the Warrants in the event that the Issuer does not have an unlimited number of Shares authorized;

(b) it will cause the Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the terms hereof;

(c) all Shares which shall be issued upon exercise of the right to purchase provided for herein shall be fully paid and non-assessable;

(d) it will use its best efforts to maintain its corporate existence;

(e) it will use its best efforts to ensure that all Shares of the Issuer outstanding or issuable from time to time continue to be or are listed and posted for trading on the TSX Venture Exchange or the Toronto Stock Exchange or such other exchange satisfactory to the Board of Directors of the Issuer;

(f) it will make all requisite filings under applicable Canadian securities legislation including those necessary to remain a reporting issuer not in default in the provinces where it is a reporting issuer, as that term is defined in the securities legislation of that jurisdiction, and in any other jurisdiction in which the Issuer becomes a reporting issuer; and

(g) generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided herein.

ARTICLE 6
MEETING OF WARRANT HOLDERS

Right To Convene Meeting

6.1 The Issuer may at any time and from time to time, and shall on receipt of a Warrant Holder’s Request, convene a meeting of the Holders of Warrants of the same issue. In the event of the Issuer failing within fifteen days after receipt of such Warrant Holder’s Request as aforesaid to give notice convening a meeting, such Warrant Holders may convene a meeting. Every such meeting shall be held in the City of Wellington, New Zealand.

Notice

6.2 At least 21 days’ notice of any meeting shall be given to the Warrant Holders and to the Issuer unless the meeting has been called by it. Such notice shall state the time and place of the meeting and shall state the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

Chairman

6.3 Some person nominated in writing by the Issuer shall be Chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Warrant Holders present in person or by proxy shall choose some person present to be Chairman.

Quorum

6.4 At any meeting of Warrant Holders a quorum shall consist of Warrant Holders present in person or by proxy and entitled to purchase at least twenty-five percent of the aggregate number of shares which could be purchased pursuant to all the then outstanding Warrants of the same issue, provided that at least two persons entitled to vote thereat are personally present. If, at any such meeting, a quorum is not present within half an hour after the time appointed for the meeting, then the meeting, if convened by Warrant Holders or on a Warrant Holder’s Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is a non-business day, in which case it shall be adjourned to the next following business day thereafter) at the same time and place. At the adjourned meeting the Warrant Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened.

Power To Adjourn

6.5 The Chairman of any meeting at which a quorum of Warrant Holders is present may with the consent of the meeting adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Show Of Hands

6.6 Every question, other than extraordinary resolutions, submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority shall be conclusive evidence of the fact.

Poll

6.7 On any question submitted to a meeting and after a vote by a show of hands, when demanded by the Chairman or by one or more Warrant Holders, a poll shall be taken in such manner as the Chairman shall direct. Questions, other than extraordinary resolutions, shall be decided by a majority of the votes cast on the poll.

Voting

6.8 On a show of hands every person who is present and entitled to vote, whether as a Warrant Holder or as proxy, or both, shall have one vote. On a poll each Warrant Holder present in person or represented by proxy shall be entitled to one vote in respect of each Share which he is entitled to purchase pursuant to the Warrant then held by him. A proxy need not be a Warrant Holder.

Regulations

6.9 The Issuer may from time to time, upon notice to the Warrant Holders make and vary such regulations as it shall think fit:

(a) for the use of a proxy or proxies to represent Warrant Holders at any such meeting and at any adjournment thereof, in the same manner and with the same effect as though the Holder was the actual bearer or holder of the Warrant specified therein;

(b) for the deposit of voting certificates and/or instruments appointing proxies at such place and time as the Issuer or the Warrant Holders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(c) for the deposit of voting certificates and/or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such voting certificates and/or instruments appointing proxies to be mailed or faxed before the meeting to the Issuer at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

(d) for the form of the instrument of proxy.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the Holder of a Warrant, or as entitled to vote or be present at the meeting in respect thereof, shall be persons who produce Warrants at the meeting.

Issuer May Be Represented

6.10 The Issuer by its officers and directors, and the legal advisors of the Issuer may attend any meeting of Warrant Holders, but shall have no vote as such.

Powers Exercisable By Extraordinary Resolution

6.11 In addition to all other powers conferred upon them by any other provisions hereof or by law, Warrant Holders at a meeting shall have the following powers, exercisable from time to time by extraordinary resolution:

(a) power to enforce any of the covenants on the part of the Issuer contained in the Warrants or to enforce any of the rights of the Warrant Holders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

(b) power to enforce any of the covenants on the part of the Issuer in complying with any provisions hereof either unconditionally or upon any conditions specified in such extraordinary resolution; and

(c) power to consent to any amendment of the provision of these terms and conditions proposed by the Issuer.

Meaning of “Extraordinary Resolution”

6.12 The expression “extraordinary resolution” when used herein means a resolution proposed at a meeting of Warrant Holders duly convened for that purpose and held in accordance with the provisions of this Article at which there is a quorum present and passed by the affirmative votes of Warrant Holders entitled to purchase not less than 75% of the Shares which can be purchased by the Warrants represented at the meeting and voted upon such resolution, or a resolution in writing signed by holders of 75% of the Warrants. No resolution or extraordinary resolution is required for the Issuer to unilaterally reduce the exercise price hereof or to extend the Expiry Date.

Powers Cumulative

6.13 Any one or more of the powers and/or any combination of the powers herein stated to be exercisable by Warrant Holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of Warrant Holders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

Minutes

6.14 Minutes of all resolutions and proceedings at every meeting of Warrant Holders shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer, and any such minutes as aforesaid, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of Warrant Holders, shall be prima facie evidence of the matters therein stated and until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken, to have been duly passed and taken.

Binding Effect Of Resolutions

6.15 Every resolution passed in accordance with the provisions of this Article at a meeting of Warrant Holders shall be binding upon all Warrant Holders holding Warrants of the same issue.

Status Of Warrant Holders

6.16 The Holders of Warrants of one issue shall not be entitled as such to attend or vote at a meeting of the Holders of another issue, and any action taken at a meeting of the Holders of one issue shall in no way affect the rights of the Holders of another issue.

ARTICLE 7
MODIFICATION OF TERMS, SUCCESSORS

Modification Of Terms And Conditions For Certain Purposes

7.1 From time to time the Issuer may, subject to the provisions of these presents, and shall, when so directed by these presents, modify the terms and conditions hereof, for any one or more or all of the following purposes:

(a) giving effect to any proper extraordinary resolution duly passed as provided in Article 6;

(b) adding to or altering the provisions hereof in respect of the registration of Warrants making provision for the exchange of Warrants of different denominations;

(c) for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

(d) to evidence any succession of any corporation and the assumption by any successor of the covenants of the Issuer herein and in the Warrants contained as provided hereafter in this Article.

Issuer May Amalgamate, Etc. On Certain Terms

7.2 Nothing herein contained shall prevent any amalgamation or merger of the Issuer with or into any other company, or the sale of the property or assets of the Issuer to any company lawfully entitled to acquire the same; provided however that the company formed by such merger or amalgamation or which acquires by conveyance or transfer all or substantially all the properties and assets of the Issuer shall simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Issuer and shall succeed to and be substituted for the Issuer, and such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such amalgamation, merger or transfer. Nothing herein will restrict the Issuer in any way from having the right to create, authorize or issue any securities in its share or loan capital.

Creation and Issuance of Additional Securities Not Restricted

7.3 Nothing herein contained shall prevent the Issuer from creating or issuing any other securities or rights with respect thereto during the period within which a Warrant is exercisable, upon such terms as the Issuer may deem appropriate.

APPENDIX A

INSTRUCTIONS TO WARRANT HOLDERS

TO EXERCISE:

To exercise Warrants, the Warrant Holder must complete, sign and deliver the Form of Subscription, attached as Appendix B and mail or deliver the Warrant Certificate(s) to Austral Pacific Energy Ltd., c/o its business office, ,Level 3, 40 Johnston Street, Wellington 6011, New Zealand, Attention: the Secretary, indicating the number of Shares to be purchased. To the extent this Warrant is exercised before the Hold Period Expiry set forth in the Warrant Certificate, all Shares issued hereunder prior to such date will bear the same legends as are affixed to the face page of the Warrant.

TO TRANSFER:

If the Warrant Holder wishes to transfer Warrants, then the Warrant Holder must complete, sign and mail and/or or deliver to Austral Pacific Energy Ltd. care of its business office set out above:

(a)	the Form of Transfer attached as Appendix C;

(b)	the Warrant; and

(c)	such other certificates or opinions as the Issuer may request in writing, if any, to evidence compliance with applicable securities legislation.

If the Warrant is transferred, the Warrant Holder’s signature on the Form of Transfer must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

GENERAL:

For the protection of the Holder, it would be prudent to use registered mail if forwarding documents by mail.

If the Form of Subscription or the Form of Transfer is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to Austral Pacific Energy Ltd.

The address of the Issuer is as follows:

Austral Pacific Energy Ltd.

Level 3, 40 Johnston Street Wellington, 6011 New Zealand

Fax: 64 44 76 0120

Attention: The Secretary

APPENDIX B

WARRANT EXERCISE FORM

To:	AUSTRAL PACIFIC ENERGY LTD. (also the “Company”)

Level 3, 40 Johnston Street
Wellington 6011
New Zealand

Telephone: 66 44 76 2717 Fax: 64 44 76 0120

1. The undersigned Holder of the within Warrant Certificate hereby subscribes for ___________ common shares (“Common Shares”) of AUSTRAL PACIFIC ENERGY LTD. (or such number of Common Shares or other securities or property to which such subscription entitles him in lieu thereof or in addition thereto under the provisions of the Warrant Certificate) at the price determined under, and on the terms specified in, the Warrant Certificate and encloses herewith cash or a bank draft, certified cheque or money order payable at par to or to the order of AUSTRAL PACIFIC ENERGY LTD. in payment therefor. New Zealand residents will have their shares issued on the Company’s New Zealand share register (all others will be issued on the Canadian register).

2. The undersigned certifies, represents and warrants that [confirm (a), (b) or (c), as appropriate by initialling the relevant blank next to the letter]:

____	(a)	The undersigned:

		(i)	is not a U.S. person or a person within the United States (as such terms are defined in Regulation S under the Securities Act of 1933 (the “U.S. Securities Act”);

		(ii)	is not exercising the Warrants on behalf of a U.S. person or any person within the United States;

		(iii)	was not in the United States at the time any offer to exercise the Warrants was received or at the time that the Warrants were exercised; OR

____	(b)	The undersigned:

(i)

purchased the units of which the Warrants comprised a part (the “Units”) directly from the Company for its own account or the account of another U.S. Accredited Investor pursuant to a written subscription agreement for the purchase of the Units;

(ii)

is exercising the Warrants solely for its own account or the account of such other U.S. Accredited Investor; (iii) is a U.S. Accredited Investor, as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, both on the date the Units were purchased from the Company and on the date of the exercise of the Warrants; and (iv) if the Warrants are being exercised on behalf of another person, represents, warrants and certifies such person was a U.S. Accredited Investor, both on the date the Units were purchased from the Company and on the date of the exercise of the Warrants; OR

____	(c)

The undersigned is tendering with this exercise form a written opinion of counsel or other evidence satisfactory to them to the effect that the common shares to be delivered upon exercise of this Warrant have been registered under the U.S.

Securities Act and the Securities laws of all applicable States of the United States or are exempt from registration thereunder;

The terms “U.S. Person” and “United States” are as defined in Regulation S under the U.S. Securities Act.

3. The undersigned is aware that any shares acquired by exercise of the Warrant before the Hold Period Expiry will bear the following legend:

“Unless permitted under applicable Canadian securities legislation, the holder of this security must not trade the security before April 19, 2007.”

4. If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking alternative 2(b) above, the undersigned represents and warrants to the Company that:

(a)

It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant Shares and it is able to bear the economic risk of loss of its entire investment.

(b)

The Company has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Warrant Shares.

(c)

It is acquiring the Warrant Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Warrant Shares in violation of the United States securities laws.

(d)

It understands the Warrant Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements.

(d)

If the undersigned is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

___________	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date of this Certification exceeds US $1,000,000;
___________

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(e)	If the undersigned is a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

___________

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

___________

A trust that (a) has total assets in excess of US $5,000,000, (b) was not formed for the specific purpose of acquiring the Warrant Shares and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Warrant Shares;

___________	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;
___________	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
___________	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
___________	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

(f)

It has not exercised the Warrants as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(g)	If it decides to offer, sell or otherwise transfer any of the Warrant Shares, it will not offer, sell or otherwise transfer any of such Warrant Shares directly or indirectly, unless:

(i) the sale is to the Company;

(ii)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws; or

(iv)

the Warrant Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company.

(h)

It understands that the Warrant Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the SEC provide in substance that the undersigned may dispose of the Warrant Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and the undersigned understands that the Company has no obligation to register any of the Warrant Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder).

(i)	The certificates representing the Warrant Shares (and any certificates issued in exchange or substitution for the Securities) will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY

(A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A “FOREIGN ISSUER”, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE TRANSFER AGENT FOR THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”

If the Company is a “foreign Company” with no “substantial U.S. market interest” (all within the meaning of Regulation S under the U.S. Securities Act) at the time of sale, a new certificate will be made available to the undersigned upon provision by the undersigned of a declaration in the form attached as Appendix “A”.

(j)

It understands and agrees that the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

(k)

It consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described in this Warrant Exercise Form.

5. The undersigned hereby irrevocably directs that the said Common Shares be issued and delivered as follows:

Names(s) in Full	Address(es) (Include Postal Code)	Number(s) of Common Shares

(Please print full name in which share certificates are to be issued. If any shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)

DATED this _____ day of ____________________, _____.

(If Common Shares are being registered to other
than the registered warrantholder, a signature
guarantee by a bank or brokerage house is required.
New Zealand residents may have their signatures
guaranteed by a Notary Public.)

Signature Guaranteed By:	Signature of Subscriber*

Name of Subscriber

Address of Subscriber (Include Postal Code)

*	This signature must correspond exactly with the name appearing on the first page.

Please check box if the share certificates are to be delivered (at subscriber’s expense) failing which the certificates will be mailed.	☐

THE RIGHT TO PURCHASE COMMON SHARES UNDER THIS WARRANT EXPIRES AT 5:00 P.M. (WELLINGTON, NEW ZEALAND TIME) ON THE EXPIRY DATE.

APPENDIX A TO WARRANT EXERCISE FORM

TO:	______________________________ as registrar and transfer Agent for the common shares of Austral Pacific Energy Ltd. (the “Company”).

The undersigned (A) acknowledges that the sale of the ____________________ represented by certificate number _______________, to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a designated offshore securities market within the meaning of Rule 902(b) under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

By:		Dated:

Signature

Name (please print)

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer, _________________________ (the “Seller”) dated _______________________, with regard to the sale, for such Seller’s account, of the _________________ represented by certificate number ______________ of the Company described therein, and we hereby affirm that, to the best of our knowledge and belief, the facts set forth therein are full, true and correct.

Name of Firm

By:

Authorized officer

Date:

APPENDIX C

FORM OF TRANSFER

To:	AUSTRAL PACIFIC ENERGY LTD. (also the “Company”)

Level 3, 40 Johnston Street Wellington 6011 New Zealand

Telephone: 66 44 76 2717 Fax: 64 44 76 0120

Attention: The Secretary

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________[name] (the “Transferee”), of __________________ [residential address], ______________________ [number of warrants] Warrants of AUSTRAL PACIFIC ENERGY LTD. (the “Issuer”) registered in the name of the undersigned on the records of the Issuer by the within certificate, and irrevocably appoints the Issuer as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.

          DATED this ______ day of _______________, 200__.

Signature Guaranteed (See instructions to Warrant Holders on Appendix A)	Signature of Warrant Holder (to be the same as appears on the face of this Warrant Certificate)

Note to Warrant Holder: In order to transfer the Warrants, this form of transfer must be delivered to the Issuer, together with the Warrant Certificate attached hereto and any other documentation as the Issuer may require to evidence compliance with applicable securities legislation in Canada and the United States.